Exhibit 10(pp)

POTASH CORPORATION OF SASKATCHEWAN INC.

CEO Multi-Year Incentive Plan

Award Type:

Full-value stock units, either Restricted Stock Units (“RSUs”) or Deferred Share Units (“DSUs”), as selected by CEO. In December 2014, CEO confirmed his election of DSUs. Each unit represents the value of one share of Potash Corporation common stock.

Grant Date:

July 1, 2014 general terms agreed pursuant to the employment agreement.

For accounting purposes, February 20, 2015 will be the grant date, when the vesting terms are confirmed. DSUs will not appear in the summary compensation table or other tables until next year.

Number of Units:	187,454 units, which is $7.5 million divided by average price of a share of Potash Corporation common stock on the TSX averaged over the 20 trading days prior to July 1, 2014.
Grant Date Fair Value:

To be determined by accountants based on a number of factors, including the assessment of likelihood of satisfaction of performance vesting conditions, expected duration and dividend equivalent rights.

Earned Units:

CEO will earn a number of the units based on Company performance and individual performance during the period July 1, 2014 through December 31, 2015. 50% of the units (93,727 units) may be earned based on achievement of Company performance metrics and 50% of the units (92,727 units) may be earned based on achievement of individual CEO performance metrics.

Company Performance Metrics and Individual CEO Performance Metrics:

Attached is Schedule A which sets forth the metrics to determine the number of earned units based on the achievement of Company performance metrics and Schedule B which sets forth the metrics to determine the number of earned units based on the achievement of CEO individual performance metrics. Schedule C sets forth a flow chart illustrating the calculations set forth on Schedules A and B. The attached schedules set forth (1) the component metrics, (2) the weighting of each component metric, (3) the manner in which the component metric is to be measured and (4) the achievement necessary to achieve that component metric. The total of the units earned will be sum of the units earned for the component metrics.

Vested Units:	CEO will vest in the number of earned units (as calculated above) based on continued employment through the third anniversary of the grant date.

Additional Units on Account of Dividend Like Amount:

CEO will be entitled to additional units on account of dividend-like amounts based on procedures equivalent to those under the Company’s Deferred Share Unit Plan for Non-Employee Directors, as in effect on July 1, 2014 (the “Directors Deferred Share Unit Plan”). For such purposes, the additional number of units will be calculated assuming that the CEO was granted on July 1, 2014 a number of units equal to the number of units actually earned, as calculated above. The number of additional units will be the sum of the number of additional units calculated as described in the following sentence on each date on which a dividend is declared and paid by the Company on its common shares between July 1, 2014 and the “entitlement date” (as defined below). The number of additional units on each such date shall be the quotient determined by dividing: (1) the product of (a) the amount of each such dividend on a per shares basis (excluding stock dividends, but including dividends which may be paid in cash or in shares at the option of the shareholder) by (b) the sum of the number of earned units plus any additional units accrued as of the record date for the payment of such dividend, by (2) the market value of a common share on the payment date of such dividend, with fractions computed to four decimal places. CEO shall only be entitled to any additional units to the extent that the earned units have become vested.

Consequence of Change In Control:

Per 3.3.3 of employment agreement, full vesting if a change in control occurs during vesting period and either (1) the Company terminates the CEO without just cause or (2) the CEO terminates for good reason.

Settlement:

The award will settle in cash. Since DSUs were selected, vested units will be settled in cash based on the date of the CEO’s termination of employment under settlement procedures equivalent to those under the Company’s Director’s Deferred Share Unit Plan. Under such procedures, the CEO generally will be permitted to select an “entitlement date” over a specified extended period ending on the first day of December in the calendar year immediately following the calendar year in which termination of employment occurs. The vested units, and any additional units credited through dividend-like amounts, generally will be valued on the CEO’s selected entitlement date and the cash amount will be delivered to the CEO on the fourteenth day after the entitlement date.

Administration of the Plan:

This Plan shall be administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have full and complete authority to interpret this Plan and the schedules, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of this Plan. All actions taken and decisions made by the Compensation Committee shall be final, conclusive and binding on all parties concerned.

SCHEDULE A

Company Performance Metrics

TSR Peers:	TSR Relative to Peers (Reported in (Home) Currency)	(50%)
• Agrium • APC • CF Industries • Intrepid • K + S • ICL • Mosaic • SQM • Uralkali • Yara	• July 1, 2014 – December 31, 2015
	Change in EPS	(25%)
	• July 1, 2014 – December 31, 2015 vs. January 1, 2013 – June 30, 2014
	Change in CFPS before Working Capital	(25%)
	• July 1, 2014 – December 31, 2015 vs. January 1, 2013 – June 30, 2014
	TSR Vesting Schedule:
	• #1 to #4: 100% Vesting
	• #5 to #7: 75% Vesting
	• #8: 50% Vesting
	• #9 to #11: 0% Vesting
	EPS and CFPS Vesting Schedule:
	• Zero or less: 0% Vesting
	• 10% or more: 100% Vesting
	• Results greater than zero but less than 10% will be interpolated

The Compensation Committee shall have the authority to confirm in its reasonable discretion that the TSR peer group remains intact, appropriate and relevant at the end of the performance period (i.e., as of December 31, 2015).

SCHEDULE B

Individual CEO Performance Metrics

Goal	Goal Weighting
Goal 1 - Leadership Team: Assess strengths of organizational structure and leadership team to ensure optimal performance	15%
Goal 2 – Knowledge: Develop and demonstrate depth of knowledge regarding the company and industry, including a strong understanding of key markets and operations	15%
Goal 3 – Communication & Engagement: Provide leadership for PotashCorp through ongoing engagement and communication with key stakeholders, including investors, employees and communities	10%
Goal 4 – Governance: Lead Board and management interaction, ensuring transparency and alignment	15%
Goal 5 – Strategy: Together with the leadership team, review and evolve the company’s strategic objectives, including a comprehensive review of opportunities and risks associated with current assets, investments and growth opportunities	25%
Goal 6 – Compensation Plans: Review and assess incentive compensation plans to ensure they reward performance, align with shareholder interests and are competitive	10%
Goal 7 – Performance Evaluation & Succession: Develop a company-wide performance-based evaluation process to assess individual performance and prepare for succession in the key business units	10%

Goal 8 – Safety, Health & Environment: Discretionary: -100% to +30% of
Sub-Total Product

As an overarching objective, the Compensation Committee has the discretion to adjust the CEO’s STIP for overall safety, health and environmental performance during the year. Discretionary adjustment will be within the parameters of the STIP program (i.e., minimum payout of nil for extremely poor overall performance, maximum payout of +30% for very strong performance)

-100% to +30%

Goal Performance	Goal Rating
Exceeded above and beyond	10
Met all of goal	8
Met most of goal	6
Fell well short of goal	4
Did not perform goal	0

Multiplier	Composite Rating
0	3.99
0.40	4
0.70	6
1.00	8
1.30	10

SCHEDULE C

(See attached)

CEO Incentive Plans: July 1, 2014 to December 31, 2015

Short-Term Incentive (STIP):

CEO Salary x STIP Target x ACFR incl. Safety (0% - 200%) = STIP Entitlement x STIP Achievement Factor on Individual Goals (0% - 130%) = **STIP Award (Cash)**

Periods:
July 1, 2014 – December 31, 2014
January 1, 2015 – December 31, 2015

7 Weighted Goals:

- Leadership Team (15%)
- Knowledge (15%)
- Communication & Engagement (10%)
- Governance (15%)
- Strategy (25%)
- Compensation Plans (10%)
- Performance Evaluation & Succession (10%)

x SH&E Multiplier (-100% to+30%) Applied to aggregate of 7 Weighted Goals

CEO Multi-Year Incentive:

Deferred Share Units (DSU's)

- Performance Period: July1, 2014 – December 31, 2015
- Earn Date: December 31, 2015
- Vesting Date: July 1, 2017

Vesting Determined by:

- 50% of Units x Achievement on Individual Goals (6x2014 Factor)+(12x2015 Factor)÷18 (0% - 100%) = **Multi-Year Incentive Award for Individual Performance (DSU's)**
- 50% of Units x Achievement on Company Performance Metrics (0% - 100%) = **Multi-Year Incentive Award for Company Performance (DSU's)**

TSR Peers:

TSR Relative to Peers (50%)
Ranking of POT TSR vs. 10 Peer Group Companies

- July 1, 2014 – December 31, 2015

TSR Vesting Schedule:

(TSR is in Reporting (Home) Currency)

EPS and CFPS

Change in EPS (25%)

Change in CFPS before Working Capital (25%)

EPS and CFPS Vesting Schedule: